Garold R. Base President and Chief Executive Officer Patti McKee Executive Vice President and Chief Financial Officer EXHIBIT 99

This report may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). Such forward-looking statements, in addition to historical information, which involve risk and uncertainties, are based on the beliefs, assumptions and expectations of management of the Company. Words such as "expects," "believes," "should," "plans," "anticipates," "will," "potential," "could," "intend," "may," "outlook," "predict," "project," "would," "estimates," "assumes," "likely," and variations of such similar expressions are intended to identify such forward- looking statements. Examples of forward-looking statements include, but are not limited to, possible or assumed estimates with respect to the financial condition, expected or anticipated revenue, and results of operations and business of the Company, including earnings growth; revenue growth in retail banking, lending and other areas; origination volume in the Company's consumer, commercial and other lending businesses; current and future capital management programs; non- interest income levels, including fees from banking services as well as product sales; tangible capital generation; market share; expense levels; and other business operations and strategies. For this presentation, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA. Factors that could cause future results to vary from current management expectations include, but are not limited to, changing economic conditions; legislative and regulatory changes; monetary and fiscal policies of the federal government; changes in tax policies; rates and regulations of federal, state and local tax authorities; changes in interest rates; deposit flows; the cost of funds; demand for loan products; demand for financial services; competition; changes in the quality and composition of the Company's loan and investment portfolios; changes in management's business strategies; changes in accounting principles, policies or guidelines; changes in real estate values and other factors discussed elsewhere in this report and factors set forth under Risk Factors in our Annual Report on Form 10-K. The forward-looking statements are made as of the date of this report, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements. Safe Harbor Statement

Structure Chart On September 1, 2007, ViewPoint, through its wholly-owned subsidiary, ViewPoint Bankers Mortgage, completed its acquisition of the assets and mortgage production operations of Bankers Financial Mortgage Group, Ltd.

ViewPoint Bankers Mortgage $468.7 million in total production in the 13 months since acquisition 41% year over year increase in originations Opened 9 loan production offices, formerly CTX offices, in Q3 2008 for a total of 19 Increased production staff by 42 in 2008

Executive Team Name Title Previous Experience Garold R. Base President, Chief Executive Officer 40 years experience in the financial industry with 36 years serving as President / CEO; Board Member, Texas Bankers Association; Past Member, Federal Reserve Advisory Board, Washington D.C. Patti McKee Executive Vice President, Chief Financial Officer 25 years of banking/finance experience, Certified Public Accountant Mark E. Hord Executive Vice President, General Counsel 16 years of banking and real estate legal experience, Jackson Walker, L.L.P. Rick Robertson Executive Vice President, Chief Banking Officer More than 30 years in banking, Key Bank, Michigan Jim Parks Executive Vice President, Chief Operating Officer More than 30 years in banking, Texas Bank, Frost National Bank Patrick Ramsier Senior Vice President, Commercial Real Estate More than 20 years in commercial real estate, GE Capital Commercial Real Estate Finance Paul Craig Senior Vice President, Retail Banking Manager More than 35 years in banking, Capital One, Hibernia National Bank, Southwest Savings, First Texas/Gibraltar Savings Gerry Taylor President, Bankers Financial Mortgage Group, Ltd. More than 25 years in mortgage banking, Wells Fargo, founder of Bankers Financial An experienced banking team with DFW market backgrounds.

Franchise Statistics (at September 30, 2008) Total Assets: $1.99 billion Total Net Loans: $1.22 billion Total Deposits: $1.36 billion Number of Locations: 53 Full-Time Employee Equivalent Count: 651

Ranked in Top 5 Deposit Market Share in Collin County (FDIC Deposit Market Share) Strong foothold due to our over 56 years in the market Ranked #1 in Deposit Market Share for those banks headquartered in Collin County Plano was ranked as the most affluent city in the nation, having the highest income and lowest poverty rate. Source: Census Bureau

ViewPoint Bank.

Texas Banks

Texas Banks and Thrifts with the Richest Projected Depositor Base

Plano-based ViewPoint Financial Group is projected to have the highest median household income among its depositor base in the year 2013. The thrift currently also has the richest depositor base for the current year with the median household income of its depositors at $82,354. In the next five years Treaty Oak Bancorp, Inc. is projected to see a 23.0% increase in the median household income of its depositor base; the highest increase among the top 10 public banks and thrifts based in Texas. Guaranty Financial Group, Inc., based in Austin, is ranked 15th based on the 2008 median household income of its depositor base, but is projected to be ranked 10th in 2013.

Company	Ticker	City	Projected median household income of depositor base in 2013*	Median household income of depositor base in 2008*
ViewPoint Financial Group (MHC)	VPFG	Plano	97,924	82,354
North Dallas Bank & Trust Co.	NODB	Dallas	77,646	67,083
Comerica Incorporated	CMA	Dallas	73,803	63,929
Treaty Oak Bancorp, Inc.	TOAK	Austin	73,399	59,679
T Bancshares, Inc.	TBNC	Dallas	72,696	63,356
MetroCorp Bancshares, Inc.	MCBI	Houston	71,521	61,927
BancAffiliated, Inc.	BAFI	Arlington	70,334	61,772
Trinity Bank, N.A.	TYBT	Fort Worth	70,334	61,772
Texas Capital Bancshares, Inc.	TCBI	Dallas	70,300	61,158
Guaranty Financial Group, Inc.	GFG	Austin	65,272	56,284

**Aggregate of projected county demographic data provided by ESRI. Aggregates are weighted by the portion of a company's deposits in a particular county.*

List based on public banks and thrifts based in Texas.

9

Opening Dates: NE Tarrant County - Q3 2008 Dallas Oak Cliff - October 2008 Grapevine - Q1 2009 Frisco - Q2 2009 Future Sites Under Contract: Prosper Richardson Wylie Community Bank Office Expansion

Assets increased 20.0% from December 31, 2007 to $1.99 billion Net loans increased 32.5% from December 31, 2007 to $1.22 billion Deposits increased 4.5% from December 31, 2007 to $1.36 billion Net income increased 4.8% from the nine months ended September 30, 2007 to $4.2 million $0.06 earnings per share for Q3 2008 and $0.18 earnings per share for the nine months ended September 30, 2008 Over the quarter, we opened a full-service community bank office in Northeast Tarrant County and added nine mortgage loan production offices throughout Texas Quarter-end Highlights - September

Despite volatility in interest rates, steadily increased net interest spread Net Interest Spread

Net gain on sale of loans increased $6.1 million YTD Net interest income increased $5.3 million YTD, or 16% Net interest margin for Q3 2008 increased 12 basis points to 2.97 from 2.85 for Q2 2008 Earnings - 2007 to 2008

Loan Mix

Non Performing Loans *Source: BancIntelligence - Public MHCs with assets totaling $750k - $2B Non-performing loan ratio remained relatively constant during the period despite fluctuations in the credit market Non-performing loans for Q3 2008 were $4.7 million or 0.38% of total loans Focus on maintaining quality assets

Net charge-offs consist primarily of consumer loans and have declined from 0.42% of average loans at Q3 2007 to 0.29% of average loans at Q3 2008 Charge-Offs

Share Repurchase Repurchased total of 1,279,801 shares to date Dividends Increased dividend 60% since inception, from $0.05 to $0.08 per share Payout 55% of earnings to shareholders during 2008 Organic Growth & Market Expansion FHLB Matching (Arbitrage) Remain Well Capitalized Capital Management Plan

To create value in our market area by maintaining profitability, a strong capital position and high asset quality through the continuation of the following objectives: Improve operating efficiency Diversify balance sheet and maintain strong core deposit mix to increase net interest margin Maintain high level of asset quality Expand community bank network Provide quality service while developing employees and continuing to increase managerial depth Looking Forward

For more information: Visit our website at viewpointbank.com Call us with questions: Garold R. Base President and Chief Executive Officer 972.801.5843 Patti McKee Executive Vice President and Chief Financial Officer 972.509.2009 Mark Hord Executive Vice President and General Counsel 972.758.1551

APPENDIX

2008 Revenue Mix #1 in fee income compared to peers based on the percentage of fees and charges to average earning assets. VPFG is in the 93rd percentile while average of peers is in the 50th percentile.* *Source: BancIntelligence - Public MHCs with assets totaling $750k - $2B as of June 2008

Investment Mix Investment portfolio: 96% in government-sponsored Agency investments $617.0 million portfolio 64% fixed, 36% variable 25% HTM, 75% AFS

Increased residential portfolio by $182.8 million, or 44%, from same time last year to a total of $598.9 million Average credit score for originated mortgage loans in portfolio is 739; Average LTV of the portfolio is 59% Residential Real Estate Mix

Increased commercial real estate portfolio by $148.4 million, or 59%, from December 2007 to balance of $400.5 million Avg Growth Rate = 61% Commercial Real Estate Portfolio

Total Cost on Deposits: 2.63% Deposit Mix Average in-store: $9.7 million in deposits Average branch: $87.7 million in deposits FDIC - June 2008